UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☒           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

PALISAIR CAPITAL PARTNERS, L.P. PALISAIR CAPITAL, LLC ZACHARY JAMES COHEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 25, 2008

PALISAIR CAPITAL PARTNERS, L.P.

______________, 2008

Dear Fellow Stockholder:

Palisair Capital Partners, L.P. (“Palisair Partners”) and the other participants in this solicitation are the beneficial owners of an aggregate of 593,692 shares of common stock of 1st Century Bancshares, Inc. (“1st Century” or the “Company”), representing approximately 6.0% of the outstanding shares of common stock of the Company.  For the reasons set forth in the attached Proxy Statement, Palisair Partners does not believe that the Board of Directors of the Company is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held at [____________________], on [__________, ________,] 2008 at [_:__] [ ].m. (local time) for the following:

1.	To elect our nominee (the “Nominee”) to the Board;

2.	To ratify the appointment of Perry-Smith LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) of such meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.  The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to the stockholders on or about [___________ __], 2008.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Palisair Partners at (310) 203-4880 or MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the next page.

Thank you for your support. Zachary James Cohen Palisair Capital Partners, L.P.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please call MacKenzie Partners, Inc. at the phone numbers listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
1ST CENTURY BANCSHARES, INC.
_________________________

PROXY STATEMENT
OF
PALISAIR CAPITAL PARTNERS, L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

Palisair Capital Partners, L.P. (“Palisair Partners”) is the largest stockholder of 1st Century Bancshares, Inc. (“1st Century” or the “Company”).  We do not believe that the Board of Directors of the Company (the “Board”) is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders scheduled to be held at [___________________________], on [_______, ________], 2008 at [_:__] [  ].m. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect our nominee (the “Nominee”) to the Board;

2.	To ratify the appointment of Perry-Smith LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) of such meeting.

This Proxy Statement is soliciting proxies to elect only our Nominee.  Accordingly, the enclosed GREEN proxy card may only be voted for our Nominee and does not confer voting power with respect to any of the Company’s director nominees.  Stockholders who return the GREEN proxy card will only be able to vote for Palisair Partners’ Nominee.  See “Voting and Proxy Procedures” on page 16 for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their shares of common stock in favor of the Nominee and will not vote their shares in favor of any of the Company’s nominees.

Palisair Partners, a Delaware limited partnership, Palisair Capital, LLC, a Delaware limited liability company (“Palisair LLC”) and Zachary James Cohen (“Mr. Cohen”) are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of ________ __, 2008, the approximate date on which this Proxy Statement is being mailed to stockholders, Palisair Partners along with all of the participants in this solicitation were the beneficial owners of an aggregate of 593,692 shares of common stock of the Company, par value $0.01 per share (the “Shares”), which currently represent approximately 6.0% of the issued and outstanding Shares, all of which are entitled to be voted at the Annual Meeting.

1st Century has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as March 31, 2008 (the “Record Date”).  The mailing address of the principal executive offices of 1st Century is 1875 Century Park East, Suite 1400, Los Angeles, California 90067.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 9,913,884 Shares outstanding and entitled to vote at the Annual Meeting.  The participants in this solicitation intend to vote all of their Shares FOR the election of the Nominees.

THIS SOLICITATION IS BEING MADE BY PALISAIR PARTNERS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF 1ST CENTURY.  PALISAIR PARTNERS IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH PALISAIR PARTNERS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PALISAIR PARTNERS URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY 1ST CENTURY MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEE BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO PALISAIR PARTNERS, C/O MACKENZIE PARTNERS, INC. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF 1ST CENTURY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how few Shares you own.  We urge you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Palisair Partners, c/o MacKenzie Partners, Inc. in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Palisair Partners.  Remember, you can vote for our Nominee only on our GREEN proxy card.  So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

or

PALISAIR CAPITAL PARTNERS, L.P. at (310) 203-4880

DECLINING STOCK PRICE

As the beneficial owner of 593,692 Shares, representing approximately 6.0% of the issued and outstanding voting securities, Palisair Partners and the other participants in this proxy solicitation are collectively the largest stockholder of 1st Century.

AS THE LARGEST STOCKHOLDER OF 1ST CENTURY, WE HAVE THE GREATEST INCENTIVE TO MAXIMIZE THE VALUE OF THE SHARES.

We remain committed to our investment in the Company.  If our investment in 1st Century prospers, so does yours.  The object and intent of our solicitation is clearly aligned with the interests of all stockholders – to create value, improve performance and to ensure that stockholders receive the maximum value for their investment in 1st Century.

We believe the Company’s share price has suffered under the Company’s current leadership.

The stock price of 1st Century traded as low as $5.35 per share on April 2, 2008, compared to its initial public offering price of $5.00 per share in March 2004.

Aside from the initial investors in the Company’s over-subscribed initial public offering, we believe most investors in 1st Century stock have lost money since the Company commenced operations in March 2004.  This includes most investors who purchased stock on the open market from March 2004 to April 2008 and most investors who purchased stock at $8.00 per share in 1st Century’s secondary offering in August 2005.

We do not believe the Company’s poor stock performance can be attributed to weak fundamentals or unfavorable market and industry conditions.  Unlike many of its peers, who are capital constrained and at an elevated risk of continued deposit losses and devastating loan-portfolio write-downs, 1st Century has an overcapitalized balance sheet, positive net income, and a steadily-growing loan portfolio with no write-offs.

As such, despite the current financial services downturn, 1st Century’s competitive position has improved dramatically.  We therefore question why senior management and the Board have not taken advantage of its position in the banking industry to improve the Company’s stock price through a variety of strategies including, growing its deposits and loans and expanding through the acquisition of other banks facing liquidity issues and/or lacking sufficient scale.

REASONS FOR OUR SOLICITATION

We believe the lack of confidence in current management and the Board has discouraged prospective stockholders from investing in the Company, to the detriment of stockholders.  Unfortunately, we have grave concerns that current management and the Board are not taking the appropriate steps to position 1st Century for long-term success.  We are compelled to act to try to prevent further deterioration of the Company’s stock price as well as the impairment of the long-term value of the franchise.

We believe the Company should pursue a range of strategic alternatives in order to maximize stockholder value.

1st Century is one of the only banks in California in a position to be a selective acquirer.  However, we believe senior management and the Board are not using 1st Century’s well-capitalized balance sheet, valuable relationships, and access to growth capital to take advantage of what we believe to be one of the most favorable times for bank acquisitions in recent history.

In our opinion, there are a significant number of publicly traded small business boutique banks that lack sufficient scale and are valued at historically inexpensive valuation multiples, which we believe the Company could be actively researching.  Further, we believe there are several banks in California that have liquidity concerns because of their exposure to subprime and adjustable rate mortgages, commercial real estate, construction, and commercial loans, declining customer deposits, excessive leverage, and/or the inability to access wholesale lines of credit or raise equity in the form of preferred or common stock, which should also be selectively considered.

Since many of these banks are trading at historically low valuations, we believe they could be purchased by 1st Century at an attractive price.  Of course, any acquisition would have to be very carefully researched, considered and analyzed by professional advisors, management and the Board.  We are in no way suggesting a capricious acquisition, but rather commencing a thoughtful process to consider various opportunities that could be accretive to 1st Century stockholders over the long run.

IF ELECTED, OUR NOMINEE WILL push the Board to immediately retain a qualified investment banking firm to evaluate a range of financial and strategic alternatives for the Company including, but not limited to, an opportunistic acquisition of one or more troubled mortgage lenders, a purchase of one or more business boutique banks, a special dividend or large share repurchase, and/or an outright sale of the Company.

We believe that 1st Century’s listing on the over-the-counter bulletin board is inappropriate given its well-capitalized position.

With a market capitalization of approximately $55 million, total assets of $224 million, and a trading price in excess of $5.00 per share, 1st Century meets all requirements for listing on the NASDAQ Global Market or another appropriate exchange. During our research process, we found that a majority of current and prospective investors are frustrated by the lack of liquidity.

We believe that a transition from the over-the-counter bulletin board to the NASDAQ Global Market would benefit all stockholders by providing increased trading volume and enhanced liquidity.  In addition, we are confident that a NASDAQ listing would attract a greater number of institutional investors—many of whom cannot invest in an over-the-counter bulletin board security.

IF ELECTED, OUR NOMINEE WILL push senior management and the Board to apply for a listing on the NASDAQ Global Market at the earliest possible time.

We question whether nepotism is playing a role in the hiring of certain management.

We question whether the decision to promote Jason DiNapoli as Chief Executive Officer of 1st Century Bank, N.A. (the “Bank”), the wholly-owned national bank subsidiary of the Company, had more to do with his family’s business ties with Lewis Wolff, a current director on the Board, and Alan Rothenberg, the current Chairman of the Board and former Chief Executive Officer of the Bank, rather than his qualifications.  Prior to joining 1st Century during its formation in 2003, Mr. DiNapoli was the Vice President of JP DiNapoli Companies Inc., a privately-held real estate investment, development and property management organization.  Prior to that, Jason DiNapoli was the Vice President and Team Leader in Union Bank of California’s Power and Utilities Group.

Although Jason DiNapoli has some experience in the banking industry, we believe his experience is not as impressive as that of Richard Cupp, the Bank’s former Chief Executive Officer. As a result, we question whether the extent of his banking experience warrants the promotion to Chief Executive Officer of the Bank.

We note that Mr. Wolff is a known real estate business partner of both of F. Matthew DiNapoli, Jason DiNapoli’s cousin, and Philip DiNapoli, Jason DiNapoli’s father.  We hope that the reason for Jason DiNapoli’s promotion was not due to his family relationships.

We are also concerned with the Company’s decision to appoint Alan Rothenberg’s son, Richard Rothenberg, to Managing Director of Business Development at 1st Century.  We question whether or not Richard Rothenberg would have such a high-level position in the Company given his lack of direct banking experience without being the son of Alan Rothenberg, the Company’s Chairman of the Board and Chief Executive Officer.

IF ELECTED, OUR NOMINEE WILL push 1st Century to adopt an anti-nepotism policy so that all stockholders will know that each employee and officer is truly the person most qualified for the job, and not the person with the most significant family relationships.

We are concerned about the high turnover level of certain service providers and senior managers.

Since the Bank commenced operations four years ago, there have been three different auditors.  Initially, the Board retained Moss-Adams LLP.  In December 2004, Moss-Adams LLP was terminated by the Board and replaced with Grant Thornton, LLP. No explanation was given for the dismissal.

Once again in July 2007, Grant Thornton, LLP was terminated by the Board and replaced with Perry-Smith LLP, the Company’s current auditors.  Again, no explanation was given for the dismissal.

Although none of the dismissed auditors identified any deficiencies with any public filings, we do not understand why a company would need three different auditors within four years.

In addition, we are concerned with the excessive amount of turnover at the Bank’s senior managerial level.

•	In May 2006, Angelina Bingham resigned as the Bank’s Executive Vice President and Chief Credit Officer.

•	In August 2006, Richard Cupp, the Bank’s founding President and Chief Executive Officer announced his “retirement” and subsequently resigned altogether from the Board in March 2007.

•	In October 2006, Jeffrey Watson resigned as the Bank’s Executive Vice President and Chief Operating Officer.

•	In February 2007, Randall Hata resigned as the Bank’s Senior Vice President, and acting Chief Financial Officer.

•	In August 2007, Lloyd Moromisato resigned as the Bank’s Vice President and principal accounting officer.

We question whether or not these resignations were due to a nepotistic company culture that may have had a negative influence on employee morale.

IF ELECTED, OUR NOMINEE WILL work to improve the Company’s organization to limit this excessive and destructive turnover.

We believe the Company needs to hire an experienced and independent Chief Executive Officer at the bank holding company level.

We are concerned that Alan Rothenberg may be too occupied with other personal and professional interests to serve effectively as Chief Executive Officer of 1st Century.

Mr. Rothenberg is also the Chairman of Premier Partnerships, a privately held sports and entertainment marketing and consulting firm with offices in New York and Los Angeles.  In addition, Mr. Rothenberg is a General Partner of Sports Business Ventures “SBV”, a private investment firm that, based on their website, focuses on investing in sports-related companies that has seven partners and three analysts. SBV is also listed, on its website, at the same address as 1st Century’s office in West Los Angeles.

Clearly, we recognize that Mr. Rothenberg’s relationships and presence on civic, charity, and other public company boards can be valuable to stockholders. But, we believe stockholders will benefit greatly from having Mr. Rothenberg solely in the Chairman position.

In order for stockholders to benefit from an acquisition strategy, we believe it is vitally necessary that 1st Century launch another search for a truly active and full time Chief Executive Officer at the holding company level.  This new executive must have a strong record of success in identifying, financing, and executing mergers and acquisitions, opening new branches and integrating new employees. With the difficult environment in financial services, we are confident that there will be a long list of candidates.  It would be an exciting opportunity for a highly talented executive to join 1st Century and utilize the Bank’s well-capitalized balance sheet to generate value for stockholders.

That being said, the Chairman and the Board must make a concerted effort to convince qualified candidates that they will have appropriate autonomy from the Chairman and the Board consummate with the importance of the position. Otherwise, we believe 1st Century will fail in its search efforts.

IF ELECTED, OUR NOMINEE WILL push the Board to launch an aggressive campaign to recruit an independent and experienced Chief Executive Officer at the bank holding company level to work with the Chairman and allow the Bank to reach its full potential.

We believe 1st Century does not have a sufficient number of loan officers.

The Board concurrently consists of fourteen (14) members.  Yet, the Company only employs three (3) loan officers, two of which have no prior industry experience.  We do not understand this imbalance.

We are concerned that this disproportionate staffing is yet another example of Board created road blocks to much needed and potentially value creating growth.

More importantly, with an existing $55 million equity base, we believe 1st Century must hire at least 15 to 20 loan officers over the next 3 to 5 years.  In our experience, most highly- experienced loan officers can only manage a loan portfolio of $20 to $50 million.  Accordingly, hiring more loan officers could add, in our opinion, an incremental $700 million of loans to the Company’s balance sheet.  If 1st Century does not hire these additional loan officers, we believe the balance sheet will continue to be underleveraged and stockholders will suffer.

We acknowledge that it is difficult for all banks to find quality loan officers, regardless of the economic environment. As a result, we believe senior management and the Board must make structural changes to the working environment and enforce cultural changes to suggest the Company has been reinvigorated without any perception of nepotism.

Otherwise, we believe top-notch talent will gravitate to 1st Century’s competitors at the expense of all stockholders.

IF ELECTED, OUR NOMINEE WILL push management and the Board to recruit additional loan officers and develop a logical and scalable hiring platform.

We find it problematic that the potential dilution from stock option grants and certain anti-takeover provisions may be discouraging potential acquirers of 1st Century.

While we acknowledge that stock options can sometimes be an appropriate way to motivate executives and Board members, we also believe that excessive granting of stock options is detrimental to stockholders because of the potential for significant dilution.

According to 1st Century’s 2008 Proxy Statement, approximately 27% of the Company’s issued and outstanding Shares are reserved for issuance under the Company’s Director and Employee Stock Option Plan and Equity Incentive Plan.  As of March 31, 2008, 1st Century has issued 1,683,694 Shares under these two plans, representing approximately 17% of the Shares outstanding of the Company.  We believe the excessive options issuance has the potential to cause significant dilution and is yet another example of senior management and the Board enriching themselves at the expense of stockholders.

Moreover, 1st Century’s Bylaws have several anti-takeover provisions that in our opinion significantly reduce the likelihood of the Company ever being acquired at a significant premium to the current stock price. First, the Company is authorized to issue 10,000,000 shares of blank check preferred stock. Second, Directors may only be removed from office for cause by the affirmative vote of at least 66 2/3% of the shares entitled to vote in an election.

IF ELECTED, OUR NOMINEE WILL push the Board to address these issues and to eliminate these anti-takeover provisions mentioned above, which we believe will benefit stockholders.

We believe the Company has maintained sub-standard corporate governance practices.

We believe the Company has maintained poor corporate governance practices that inhibit the accountability of management and directors to the stockholders. The following are examples of the sub-standard corporate governance practices of the Company:

Separation of the Role of Chairman of the Board and Chief Executive Officer:	Consolidation of power in combining the Chairman and Chief Executive offices represents a choice by the Company to meet only the minimum requirements of effective governance.

Election of Directors:
The Company’s Certificate of Incorporation and Bylaws permit the Board to increase the number of directors on the Board and fill such newly created directorships without stockholder approval, provided the Board does not exceed more than twenty-five (25) directors.  The newly appointed director then serves until the next annual meeting of stockholders.

No Written Consent:	Stockholders are not permitted to take action by written consent.

Supermajority Voting Provisions:
Under the Company’s Bylaws, the affirmative vote of at least 66 2/3% of the shares entitled to vote in an election is required to amend the provisions related to (i) stockholder meetings, (ii) the number, election and vacancies of directors and (iii) indemnification of directors and officers.

Governance provisions such as these are contrary to the guidelines for corporate governance best practices issued by leading advocates of stockholder democracy, such as Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”).

IF ELECTED, OUR NOMINEE WILL push senior management and the Board to change corporate governance practices that serve no reasonable purpose other than to allow for the entrenchment of senior management and the Board and demonstrate a disregard for the interests of all stockholders.

We are concerned that ISS and Glass Lewis have recommended that stockholders withhold votes from Board members in prior years.

In 2006, ISS recommended that stockholders withhold votes from Alan Rothenberg, Robert Moore and Richard Cupp for failure to establish an independent nominating committee.  ISS also recommended that stockholders withhold votes from Alan Levy and Marshall Geller for poor attendance, which according to ISS means attending less than 75% of the Board’s meetings.  Glass Lewis agreed with ISS’s recommendation with respect to Mr. Geller in its report to stockholders in 2006, stating that Mr. Geller’s service on a total of four public company audit committees could preclude him from dedicating time and attention required to fulfill his duty to 1st Century.

Despite these recommendations, in 2007, 1st Century did not establish an independent nominating committee and Mr. Geller failed to improve his attendance at Board meetings.  Consequently, in its 2007 report, ISS reissued its recommendation that stockholders withhold votes from Mr. Geller for poor attendance, from Mr. Rothenberg and Jason DiNapoli for the failure to establish an independent nominating committee and from Robert A. Moore for standing as an affiliated outsider on the Compensation Committee and for the failure to establish an independent nominating committee.

In our opinion, missing more than 25% of the Board’s meetings demonstrates a clear lack of commitment to stockholders.  Even worse, 1st Century has never provided an explanation to stockholders as to why directors Levy and Geller failed to attend an adequate percentage of meetings, nor have they explained why they delayed establishing a nominating committee until September 2007.

We further note that the average age on the incumbent Board is 64. While we believe experience is important, we also believe a balance and a broader range of ages can enrich debate, bring fresh perspectives, and work to the benefit of all stockholders.

IF ELECTED, OUR NOMINIEE WILL provide crucial independent thought to a Board that, in our opinion, clearly entrenches senior management at the expense of non-affiliated stockholders.  Unlike many of the incumbent directors who are preoccupied with other interests, our Nominee serves on no other public company Board and therefore would focus 100% of his time on creating value for all stockholders. Our Nominee would provide critical scrutiny to senior management, hold them accountable to all public stockholders, and encourage full compliance with ISS and Glass Lewis corporate governance standards.

We believe that 1st Century is not effectively competing for new customers.

We are concerned with what we perceive to be 1st Century’s reluctance to make a strong push to steal market share away from its largest competitor, City National Bank, based in Beverly Hills.  In our opinion, 1st Century is still considered a second-choice bank by its target market of professionals, closely-held and family-owned businesses, and high net worth individuals.

We believe it is imperative that 1st Century use all reasonable means to improve its position. We question whether personal friendships of the senior management and the Board are compromising 1st Century’s ability to steal customers away from City National Bank at the expense of 1st Century’s stockholders.

IF ELECTED, OUR NOMINEE WILL push 1st Century to be more competitive and encourage management to market itself as a bank that prides itself on risk management, deep industry experience and safe and liquid customer deposits, regardless of economic conditions.

We believe that 1st Century has an ineffective investor relations strategy.

We are concerned that the current investor relations strategy may be alienating potential investors and bank customers.

We question whether the low public profile of the Bank’s Chief Financial Officer, Dan Kawamoto, and the Bank’s Chief Credit Officer, Donn Jakosky, is appropriate. In today’s uncertain economic environment, we believe that investors, customers, and community members are more concerned than ever about the nuts and bolts of a bank and the risk management process. As a result, we believe that Messrs. Kawamoto and Jakosky need to be at the forefront of 1st Century’s investor relations effort.

IF ELECTED, OUR NOMIMEE WILL push senior management and the Board to develop a legitimate investor relations strategy that includes:

1)	Conducting quarterly conference calls with investors with a Q&A session.

2)	Establishing a relationship with sell-side analysts to receive formal initiation reports and continued coverage.

3)	Attending at least four industry conferences per year in a variety of geographic regions including San Francisco and New York.

4)	Arranging interviews with reporters at various industry trade publications such as SNL Financial or American Banker.

5)	Developing relationships with reporters in more mainstream publications including the Los Angeles Times, the Wall Street Journal, and the New York Times.

We are concerned that 1st Century has not provided sufficient financial guidance to investors or details about future growth.

In our opinion, Alan Rothenberg and Jason DiNapoli have provided insufficient information on short-term and long-term plans, innovative ideas, or quantitative projections regarding the Company’s future. Recent press releases following quarterly results have been filled with what we perceive to be meaningless platitudes including references to 1st Century’s “next phase of growth,” the Company’s “steady progress,” as well as “hard work and dedication” of 1st Century’s “team of professionals.”

We doubt that many sophisticated investors want to read what we perceive to be fluffy quotes that do not hold the Company accountable to stockholders on a quarterly, annual, and long-term basis. On the contrary, we believe investors would prefer that 1st Century produce a concise list of achievable strategic and financial goals and set reasonable timeframes for implementing and executing these goals.

IF ELECTED, OUR NOMINEE WILL push senior management to formally provide financial and strategic guidance to the investment community for metrics commonly used in the banking industry including, but not limited to, Return on Tangible Assets, Return on Tangible Equity, Tangible Assets / Tangible Equity, Tier 1 Leverage Capital Ratio, Efficiency Ratio, Diluted EPS, Long-Term EPS Growth, Loan Growth, Deposit Growth and Organic Branch Expansion.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of fourteen directors whose terms expire at the Annual Meeting.  We expect that the Board will nominate fourteen directors for election at the Annual Meeting.  For the reasons stated above, we are seeking your support at the Annual Meeting to elect our Nominee to 1st Century’s Board.  Your vote to elect the Nominee will have the legal effect of replacing one incumbent director of 1st Century with our Nominee.

THE NOMINEE

Set forth below is the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of the Nominee.  This information has been furnished to Palisair Partners by the Nominee.  The Nominee is a citizen of the United States of America.

Zachary James Cohen (Age 28) has served as the Founder and Managing Member of Palisair LLC, the general partner of Palisair Partners, since February 2007.  Palisair Partners commenced operations in September 2007.  From September 2004 to December 2006, Mr. Cohen was a Managing Member of Coldwater Asset Management, LLC and was co-portfolio manager for Coldwater Partners, LP, a hedge fund based in Los Angeles from January 2005 to October 2006.  From March 2003 to August 2004, Mr. Cohen was an analyst at Witmer Asset Management, LLC (“Witmer”).  Witmer serves as investment adviser to Eagle Capital Partners, L.P., a value-oriented, hedge fund in New York City.  Mr. Cohen graduated from the Harvard-Westlake School in North Hollywood, California and received a Bachelor of Science Degree in Business Administration with Honors from the Haas School of Business at the University of California, Berkeley in 2002.

The Nominee will not receive any compensation from Palisair Partners or the other participants in this solicitation for his service as director of 1st Century.  Other than as stated herein, there are no arrangements or understandings between Palisair Partners or the other participants in this solicitation and the Nominee or any other person or persons pursuant to which the nomination of the Nominee described herein is to be made, other than the consent by the Nominee to be named in this Proxy Statement and to serve as a director of 1st Century if elected as such at the Annual Meeting.  The Nominee is not an adverse party to 1st Century or any of its subsidiaries and has no material interest adverse to 1st Century or any of its subsidiaries in any material pending legal proceedings.

Palisair Partners does not expect that the Nominee will be unable to stand for election, but, in the event that such person is unable to serve or for good cause will not serve, the Shares represented by the enclosed GREEN proxy card will be voted for a substitute nominee.  In addition, Palisair Partners reserves the right to nominate a substitute person if 1st Century makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominee.  In any such case, Shares represented by the enclosed GREEN proxy card will be voted for such substitute nominee.  Palisair Partners reserves the right to nominate additional persons if 1st Century increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Palisair Partners that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEE ON THE ENCLOSED GREEN PROXY CARD.

We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making any proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed GREEN proxy card will vote on such matters in their discretion.

PROPOSAL NO. 2

COMPANY PROPOSAL TO RATIFY THE APPOINTMENT OF PERRY-SMITH LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

As discussed in further detail in the Company’s proxy statement, prior to the Annual Meeting, the Company’s Board, upon the recommendation of the Company’s Audit Committee, selected Perry-Smith LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  The Company is asking stockholders to ratify the selection of Perry-Smith LLP as the independent auditors of the Company for fiscal 2008.

We do not object to the ratification of the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for fiscal 2008.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of 1st Century entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominee to the Board and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

We believe the current Board intends to nominate fourteen directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominee.  Accordingly, the enclosed GREEN proxy card may only be voted for our Nominee and does not confer voting power with respect to any of the Company’s director nominees.  Under applicable proxy rules, we are only permitted to solicit proxies for our Nominee.  Therefore, stockholders who return the GREEN proxy card will only be able to vote for our Nominee.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their Shares in favor of the Nominee and will not vote their Shares in favor of any of the Company’s nominees.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The holders of a majority of the outstanding shares as of the Record Date will constitute a quorum for the transaction of business.  Broker non-votes and abstentions are counted as present for purposes of determining whether a quorum is present at the meeting.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors.  Each director must be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote.  The director nominees who receive the largest number of votes cast will be elected, up to the maximum number of directors to be elected at the Annual Meeting.  Shares that are withheld from voting as to any nominee and broker non-votes will not affect the outcome. Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the GREEN proxy card in the envelope provided.

Vote required to ratify the appointment of Perry-Smith LLP.  The proposal to ratify the appointment of Perry-Smith LLP as the Company’s independent registered public accounting firm for 2008 will require the affirmative vote of a majority of the Shares entitled to vote present in person or represented by proxy at the Annual Meeting and therefore an abstention will have the effect of a vote cast against the proposal.  Broker non-votes will not be considered present at the Annual Meeting for this proposal, which in effect means a broker non-vote will serve to reduce the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.

Each Share entitles the holder thereof to one vote on all matters to come before the Annual Meeting, including the election of directors.  A stockholder may cast votes for the Nominee either by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed GREEN proxy card to either Palisair Partners in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to 1st Century at 1875 Century Park East, Suite 1400, Los Angeles, California 90067, or any other address provided by 1st Century.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of 1st Century may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy, which is properly completed will also constitute a revocation of any earlier proxy. The revocation may be delivered either to Palisair Partners in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to 1st Century at 1875 Century Park East, Suite 1400, Los Angeles, California 90067, or any other address provided by 1st Century.  Although a revocation is effective if delivered to 1st Century, Palisair Partners requests that either the original or photo static copies of all revocations be mailed to Palisair Partners in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that Palisair Partners will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding Shares represented thereby.  Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominee.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEE TO THE BOARD OR FOR THE RATIFICATION OF THE SELECTION OF PERRY-SMITH LLP, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Palisair Partners.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Palisair Partners has entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $35,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Palisair Partners has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Palisair Partners will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that MacKenzie Partners, Inc. will employ approximately [__] persons to solicit 1st Century’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Palisair Partners. Costs of this solicitation of proxies are currently estimated to be approximately $___,000.00.  Palisair Partners estimates that through the date hereof its expenses in connection with this solicitation are approximately $___,000.00.

OTHER PARTICIPANT INFORMATION

The participants in this solicitation are Palisair Partners, a Delaware limited partnership, Palisair LLC, a Delaware limited liability company and the Nominee, Mr. Cohen.  The principal business of Palisair Partners, Palisair LLC and Mr. Cohen is investing in securities.  Palisair Partners is a hedge fund founded in September 2007 by Mr. Cohen.  Palisair LLC is the general partner of Palisair Partners, which was founded by Mr. Cohen in February 2007.  Mr. Cohen is the managing member of Palisair LLC.

The address of the principal office of each of Palisair Partners, Palisair LLC and Mr. Cohen is 1900 Avenue of the Stars, Suite 303, Los Angeles, California 90067.  Its phone number is 310-203-4880.

As of the date hereof, Palisair Partners beneficially owned 593,692 Shares, constituting approximately 6.0% of the Shares outstanding.  As the general partner of Palisair Partners, Palisair LLC may be deemed to beneficially own the 593,692 Shares owned by Palisair Partners, constituting approximately 6.0%.  As the managing members of Palisair LLC, Mr. Cohen may be deemed to beneficially own the 593,692 Shares owned by Palisair Partners, constituting approximately 6.0%.  Each of Palisair LLC and Mr. Cohen disclaim beneficial ownership of the Shares held by Palisair Partners, except to the extent of their pecuniary interest therein.

For information regarding purchases and sales of securities of 1st Century during the past two years by Palisair Partners and the other participants in this solicitation, including the Nominee, see Schedule I.

Palisair Partners intends to seek reimbursement from 1st Century for all expenses it incurs in connection with this solicitation.  Palisair Partners does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of 1st Century; (iii) no participant in this solicitation owns any securities of 1st Century which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of 1st Century during the past two years; (v) no part of the purchase price or market value of the securities of 1st Century owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of 1st Century, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of 1st Century; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of 1st Century; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of 1st Century last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which 1st Century or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by 1st Century or its affiliates, or with respect to any future transactions to which 1st Century or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominee is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Palisair Partners is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Palisair Partners is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at 1st Century’s next annual meeting of stockholders must be received by 1st Century for inclusion in its 2009 proxy statement and form of proxy on or prior to [             ], 2009.

In accordance with 1st Century’s Bylaws, for a proposal to be properly brought before the 2009 annual meeting of stockholders, the stockholder must deliver written notice of the business the stockholder would like to present, or the person or persons the stockholder would like to nominate as a director, to the secretary of 1st Century at its principal executive offices (a) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of this year’s meeting date, or B) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the anniversary of the date on which the Company first mailed its proxy materials for this year’s meeting, whichever period described in clause (a) or (b) occurs first.  Therefore, any notice given by the stockholder pursuant to these provisions of 1st Century’s Bylaws must be received no earlier than [                ] and no later than [                  ], unless the date of the 2009 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date, [                       ].  If the 2009 annual meeting of stockholders is not held within 30 days before or 60 days after this year’s meeting date, then notice must be received by 1st Century not earlier than the close of business on the 120th day prior to the 2009 annual meeting and not later than the close of business on the later of the 90th day prior to the 2009 annual meeting or the 10th day following the day on which notice of the date of the meeting or public disclosure of the date of the meeting was given or made.  Notices of intention to present proposals at the 2009 annual meeting of stockholders should be addressed to Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, California 90067.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at 1st Century’s 2009 annual meeting of stockholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

PALISAIR PARTNERS HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN 1ST CENTURY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON 1ST CENTURY’S CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  PLEASE NOTE THAT BECAUSE PALISAIR PARTNERS WAS NOT INVOLVED IN THE PREPARATION OF 1ST CENTURY’S PROXY STATEMENT, WE CANNOT REASONABLY CONFIRM THE ACCURACY OR COMPLETENESS OF CERTAIN INFORMATION CONTAINED THEREIN.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF 1ST CENTURY.

The information concerning 1st Century contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

PALISAIR CAPITAL PARTNERS, L.P.

May __, 2008

SCHEDULE I

TRANSACTIONS IN SECURITIES OF 1ST CENTURY
DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases and sales were made in the open market.

Shares of Common Stock Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale

PALISAIR CAPITAL PARTNERS, L.P.

3,000	5.8167	02/22/08
(5,900)	6.5729	02/25/08
101,000	7.4748	02/25/08
193,120	7.2032	02/25/08
(100)	7.9000	02/27/08
25,085	8.1182	02/27/08
225,957	8.0472	02/27/08
22,530	8.2071	02/28/08
29,000	8.0974	02/29/08

PALISAIR CAPITAL, LLC

None

ZACHARY JAMES COHEN

None

I-1

SCHEDULE II

The following table is reprinted from 1st Century’s proxy statement filed with the
Securities and Exchange Commission on April 22, 2008

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table provides information as to each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s voting securities and of the Company’s directors and executive officers and all directors and executive officers as a group as of March 31, 2008 (unless otherwise indicated):

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner(2)	Percent of Class(3)

William S. Anderson, Director(4)	46,000	*
Christian K. Bement, Director(5)	75,250	*
Leslie E. Bider, Director	5,000	*
Dave Brooks, Director(6)	260,326	2.63%
Joseph J. Digange, Director(7)	102,250	1.03%
Jason P. DiNapoli, President, Chief Operating Officer, Director and Corporate Secretary of 1st Century Bancshares, Inc.; Chief Executive Officer, President, Chief Operating Officer, Director & Corporate Secretary of 1st Century Bank, N.A.(8)	171,773	1.73%
Marshall S. Geller, Director(9)	138,500	1.40%
Eric M. George, Director Nominee	—	—
Donn B. Jakosky, Executive Vice President & Chief Credit Officer of 1st Century Bank, N.A.(10)	40,000	*
Joanne C. Kozberg, Director(11)	52,500	*
Alan D. Levy, Director(12)	55,500	*
Robert A. Moore, Director(13)	28,750	*
Barry D. Pressman, M.D., Director(14)	123,000	1.24%
Alan I. Rothenberg, Chief Executive Officer, Director & Chairman of the Board of Directors of 1st Century Bancshares, Inc.; Director and Chairman of the Board of 1st Century Bank, N.A.(15)	905,336	9.13%
Nadine Watt, Director Nominee(16)	—	—
Lewis N. Wolff, Director(17)	157,800	1.59%
Richard S. Ziman, Director	16,000	*
Palisair Capital Partners LP, Investor - 1900 Avenue of the Stars, Suite 303, Los Angeles, CA 90067(18)	593,692	5.99%

Directors and Executive Officers as a Group (17 persons)	2,232,985	22.52%

  * Less than 1%

(1)	The address for each of the directors and the executive officers is 1st Century Bancshares’ address at 1875 Century Park East, Suite 1400, Los Angeles, California 90067.

(2)
Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in street name for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an individual retirement account as to which such person has voting rights and investment power. Where it is noted below that certain shares acquired upon exercise of options may only be sold upon the lapse of certain restrictions on resale, the restriction lapsed on February 20, 2006 with respect to 25% of the number of shares subject to the restriction and thereafter lapses in equal monthly installments at a rate of 1/36th of the shares until all such shares are fully vested on February 20, 2009.

(3)	Based on 9,913,884 shares of common stock outstanding as of March 31, 2008.

(4)	Includes 5,000 shares of unvested restricted stock, of which 2,500 shares vest in April 2009 and the remaining vest in October 2010.

(5)
Includes 30,000 option shares, which Mr. Bement may acquire within 60 days after March 31, 2008 and 6,000 shares of unvested restricted stock. Of the 30,000 option shares, 17,500 of the options shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 6,927 of those option shares remain subject to such resale restrictions. Of the 6,000 shares of unvested restricted stock, 3,000 shares vest in April 2009 and the remaining vest in October 2010.

(6)
Includes 52,800 option shares, which Mr. Brooks may acquire within 60 days after March 31, 2008 and 5,000 shares of unvested restricted stock. Of the 52,800 option shares, 30,800 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 12,192 of those option shares remain subject to such resale restrictions. Of the 5,000 shares of unvested restricted stock, 2,500 shares vest in April 2009 and the remaining vest in October 2010.

(7)
Includes 45,000 option shares which Mr. Digange may acquire within 60 days after March 31, 2008 and 2,500 shares of unvested restricted stock. Mr. Digange’s unvested restricted stock vest in April 2009.

(8)
Includes 47,500 option shares which Mr. DiNapoli may acquire within 60 days after March 31, 2008 and 95,000 shares of unvested restricted stock. Of the 95,000 shares of unvested restricted stock, 10,000 shares vest in October 2008, 10,000 shares vest in October 2009, and the remaining vest in April 2010.

(9)
Includes 50,000 option shares which Mr. Geller may acquire within 60 days after March 31, 2008 and 5,000 shares of unvested restricted stock. Of the 50,000 option shares, 29,167 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 11,545 of those option shares remain subject to such resale restrictions. Of the 5,000 shares of unvested restricted stock, 2,500 shares vest in April 2009 and the remaining vest in October 2010.

(10)
Includes 30,000 shares of unvested restricted stock and 10,000 shares of vested restricted stock. Of the 30,000 shares of unvested restricted stock, 3,334 shares vest in April 2008, 10,000 shares vest in September 2008, 3,333 shares vest in April 2009, 10,000 shares vest in September 2009, and the remaining vest in April 2010.

(11)
Includes 20,000 option shares which Ms. Kozberg may acquire within 60 days after March 31, 2008 and 5,000 shares of unvested restricted stock. Of the 20,000 option shares, 11,667 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 4,618 of those option shares remain subject to such resale restrictions. Of the 5,000 shares of unvested restricted stock, 2,500 shares vest in April 2009 and the remaining vest in October 2010.

(12)
Includes 25,000 option shares which Mr. Levy may acquire within 60 days after March 31, 2008 and 5,500 shares of unvested restricted stock. Of the 25,000 option shares, 14,583 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 5,772 of those option shares remain subject to such resale restrictions. Of the 5,500 shares of unvested restricted stock, 2,750 shares vest in April 2009 and the remaining vest in October 2010.

(13)
Includes 20,000 option shares which Mr. Moore may acquire within 60 days after March 31, 2008 and 6,000 shares of unvested restricted stock. Of the 20,000 option shares, 11,667 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 4,618 of those option shares remain subject to such resale restrictions. Of the 6,000 shares of unvested restricted stock, 3,000 shares vest in April 2009 and the remaining vest in October 2010.

(14)
Includes 50,000 option shares which Dr. Pressman may acquire within 60 days after March 31, 2008 and 5,500 shares of unvested restricted stock. Of the 50,000 option shares, 29,167 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 11,545 of those option shares remain subject to such resale restrictions. Of the 5,500 shares of unvested restricted stock, 2,750 shares vest in April 2009 and the remaining vest in October 2010.

(15)
Includes 677,573 option shares which Mr. Rothenberg may acquire within 60 days after March 31, 2008. Of the 677,573 option shares, 215,833 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 85,434 of those option shares remain subject to such resale restrictions.

(16)
Although Ms. Watt is not the beneficial owner of any shares, Ms Watt’s immediate family (father, brother and grandfather) through various trusts and corporations own a combined total of 164,500 shares, of which Ms. Watt herself is the beneficiary of 12,500 shares held in one such trust.

(17)
Includes 52,800 option shares which Mr. Wolff may acquire within 60 days after March 31, 2008 and 5,000 shares of unvested restricted stock. Of the 52,800 option shares, 30,800 of the option shares were subject to certain restrictions on resale and as of March 31, 2008, approximately 12,192 of those option shares remain subject to such resale restrictions. Of the 5,000 shares of unvested restricted stock, 2,500 shares vest in April 2009 and the remaining vest in October 2010.

(18)
Palisair Capital, LLC, a Delaware limited liability company, is the general partner of Palisair Capital Partners, L.P., a Delaware limited partnership, and Zachary James Cohen is the managing member of Palisair Capital, LLC. By virtue of these relationships, each of Palisair Capital, LLC and Mr. Cohen may be deemed to beneficially own the shares owned by Palisair Capital Partners, L.P. The above information was provided to the SEC in a Schedule 13D filed on March 10, 2008 by Palisair Capital Partners, L.P.

IMPORTANT

Tell your Board what you think! Your vote is important.  No matter how many Shares you own, please give Palisair Partners your proxy FOR the election of the Nominee by taking three steps:

●	SIGNING the enclosed GREEN proxy card,

●	DATING the enclosed GREEN proxy card, and

●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GREEN proxy card representing your Shares.  We urge you to confirm in writing your instructions to Palisair Partners in care of MacKenzie Partners, Inc. at the address provided below so that Palisair Partners will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

or

PALISAIR CAPITAL PARTNERS, L.P. at (310) 203-4880

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 25, 2008

1ST CENTURY BANCSHARES, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PALISAIR CAPITAL PARTNERS, L.P.

THE BOARD OF DIRECTORS OF 1ST CENTURY BANCSHARES, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Zachary James Cohen, attorney and agent with full power of substitution to vote all shares of common stock of the 1st Century Bancshares, Inc. (“1st Century” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held at [___________________________________] on [___________, __________], 2008 at [_:__] [  ].m.(local time), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Palisair Capital Partners, L.P. (“Palisair Partners”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

PALISAIR PARTNERS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEE LISTED BELOW IN PROPOSAL NO. 1

Proposal No. 1 – Palisair Partners’ Proposal to Elect Zachary James Cohen as a director of the Company.

	FOR NOMINEE	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE

Nominee: Zachary James Cohen	[ ]	[ ]

Proposal No. 2 – Approval of the Company’s Proposal to Ratify the Selection of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2008.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

DATED:  ____________________________

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(Signature)

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(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.